UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 14, 2008

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Enty into a Material Definitive Agreement

On April 14, 2008, Monarch Casino & Resort, Inc. and its wholly owned subsidiary, Golden Road Motor Inn, Inc. (jointly referred to as “the Company”) entered into an agreement to amend the Company’s existing credit facility with Wells Fargo Bank, National Association.  The amendment increased the available borrowings under the facility from $5 million to $50 million and extended the maturity date from February 23, 2009 to April 18, 2009.

The foregoing summary of the amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment which is included in Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrrangement of a Registrant

The information provided under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.01   Second Amendment to Credit Agreement and Amendment to Revolving Credit Note, dated as of April 14, 2008, entered into by and among Golden Road Motor Inn, Inc. Monarch Casino & Resort, Inc. and Wells Fargo Bank, National Association.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: April 18, 2008	/s/ Ronald Rowan
Ronald Rowan Chief Financial Officer and Treasurer

3